                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001 relating to the financial statements of T. Rowe Price Group, Inc., which appears in T. Rowe Price Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and our report dated April 20, 2001, relating to the financial statements of T. Rowe Price Group, Inc., which appears in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.


/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2001